                                                                    Exhibit 3.24

                            ARTICLES OF INCORPORATION
                                       OF
                             SDCRA ACQUISITION CORP.

         The undersigned, being of the age of eighteen years or more, does hereby make, acknowledge and submit these Articles of Incorporation for the purpose of forming a business corporation under and by virtue of the laws of the State of North Carolina:

         1.       The name of the corporation is SDCRA ACQUISITION CORP.

         2. The corporation shall have authority to issue One Hundred Thousand (100,000) shares of common stock with a par value of One Dollar ($1.00) per share.

         3. The address of the initial registered office of the corporation in the State of North Carolina is 4709 Creekstone Drive, Riverbirch Building, Suite 300, Morrisville, Wake County, North Carolina 27560, and the name of its initial registered agent at such address is Dennis B. Gillings, Ph.D.

         4. The name and address of the incorporator is Gerald F. Roach, 2500 First Union Capitol Center, Raleigh, Wake County, North Carolina 27601.

         5. The number of directors constituting the initial board of directors shall be two (2), and the names and addresses of the persons who are to serve as directors until the first meeting of shareholders, or until their successors are elected and qualified, are:

        NAME                                  ADDRESS
        ----                                  -------

Dennis B. Gillings, Ph.D.          4709 Creekstone Drive
                                   Riverbirch Building, Suite 300
                                   Morrisville, North Carolina 27560

Gregory D. Porter                  4709 Creekstone Drive
                                   Riverbirch Building, Suite 300
                                   Morrisville, North Carolina 27560

         6. A director of the corporation shall not be personally liable to the corporation or otherwise for monetary damages for breach of any duty as a director, except for liability with respect to (i) acts or omissions that the director at the time of such breach knew or believed were clearly in conflict with the best interests of the corporation; (ii) any liability under N.C.Gen.Stat. Section 55-8-33; or (iii) any transaction from which the director derived an improper personal benefit. If the North Carolina Business Corporation Act is amended to authorize corporate action for further eliminating or limiting personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the North Carolina Business Corporation Act, as so amended.

                  Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

         7. The provisions of Article 9 and Article 9A of the North Carolina Business Corporation Act, entitled "The North Carolina Shareholder Protection Act" and "The North Carolina Control Share Acquisition Act," respectively, shall not be applicable to the corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand this 19th day of April, 1995.

                                      /s/ Gerald F. Roach
                                      -----------------------------------------
                                      Gerald F. Roach, Incorporator

                                      Smith, Anderson, Blount, Dorsett,
                                         Mitchell & Jernigan, L.L.P.
                                      2500 First Union Capitol Center
                                      Raleigh, North Carolina 27601

                               ARTICLES OF MERGER
                                       OF
                     SAN DIEGO CLINICAL RESEARCH ASSOCIATES
                                      INTO
                             SDCRA ACQUISITION CORP.

         SDCRA Acquisition Corp., a North Carolina corporation (the "Surviving Corporation"), hereby submits these Articles of Merger for the purpose of merging San Diego Clinical Research Associates, a California corporation, with and into the Surviving Corporation:

         1.       The Plan of Merger is attached as Exhibit A hereto.

         2. The attached Plan of Merger was duly approved in the manner prescribed by Chapter 55 of the General Statutes of North Carolina by the board of directors and shareholder of the Surviving Corporation and in the manner prescribed by the California Corporations Code by the board of directors and shareholders of San Diego Clinical Research Associates.

         3. As provided in Section 3.1 of the Plan of Merger, the name of the Surviving Corporation shall be changed to, and the name of the surviving Corporation shall be, "San Diego Clinical Research Associates, Inc."

         4.       These Articles of Merger will be effective upon filing.

         This the 3rd day of May, 1995.

                                           SDCRA ACQUISITION CORP.

                                           By: /s/ Sara B. Creagh
                                               ---------------------------------
                                               Sara B. Creagh
                                               Executive Vice President

                                                                       EXHIBIT A

                                 PLAN OF MERGER


         THIS PLAN OF MERGER is made and dated as of May 3, 1995 by and among SDCRA Acquisition Corp., a North Carolina Corporation ("Acquisition" or the "Surviving Corporation"), Quintiles Transnational Corp., a North Carolina corporation and the sole shareholder of Acquisition ("Quintiles"), and San Diego Clinical Research Associates, a California corporation (the "Company").

         WHEREAS, Acquisition and the Company desire to effect the merger of the Company with and into Acquisition upon the terms set form herein; and

         WHEREAS, Quintiles, Acquisition, certain shareholders of the Company, and the Company have entered into a Merger Agreement dated as of April 24, 1995 (the "Merger Agreement") with setting forth certain representations, warranties, covenants and agreement in connection with the transactions therein and herein contemplated; and

         WHEREAS, the boards of directors of Acquisition and the Company by resolution duly approved the Merger Agreement and this Plan of Merger and directed that the Merger Agreement and this Plan of Merger be submitted to the shareholders of Acquisition and the Company for approval and adoption.

         NOW, THEREFORE, the parties hereto do hereby approve and adopt this Plan of Merger for the purpose of setting forth the terms and conditions of the merger referred to above and the mode of carrying the same into effect.

                                    ARTICLE I

                                   THE MERGER

         1.1 Merger. The Company shall be merged with and into Acquisition (the "Merger") pursuant to Article 11 of the North Carolina Business Corporation Act, as amended (the "NCBCA"), and Chapter 11 of the California Corporations Code, as amended (the "CCC").

         1.2 Effective Time. The Merger shall be effected by the filing of articles of merger with the Secretaries of State of the States of North Carolina and California in accordance with the provisions of Article 11 of the NCBCA and
Section 1108 of the CCC, respectively. The Merger shall become effective at the time set forth in the articles of merger, which shad be filed contemporaneously with the closing conducted pursuant to Section 1.3 of the Merger Agreement. The time and date when the Merger shall become effective is herein referred to as the "Effective Time".

         1.3 Effect of the Merger. At the Effective Time, the separate corporate existence of the Company shall cease, and Acquisition, as the Surviving Corporation, shall continue its corporate existence under the laws of the State of North Carolina and shall thereupon and thereafter possess all of the rights, privileges, immunities, powers and franchises of each of the Company and Acquisition; all of the property, real, personal and mixed, and every other asset of each of Acquisition and the Company shad vest in the Surviving Corporation without further act or deed; the Surviving Corporation shall assume and be liable for all the liabilities and obligations of each of Acquisition and the Company; and all other effects of the Merger specified In Section 55-11-06 of the NCBCA shall result therefrom.

                                   ARTICLE II

                        CONVERSION AND ISSUANCE OF SHARES

         2.1      Conversion of Shares

                  (a) Each share of Common Stock of the Company issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive the number of shares of unregistered Quintiles Common Stock determined according to the exchange ratio defined in Section 2.Kb) below upon surrender of the certificate representing such share.

                  (b) For purposes of exchanging shares of the Company's Common Stock for Quintiles Common Stock, each share of the Company's Common Stock shall be converted into the right to receive that number of shares of unregistered Quintiles Common Stock determined by dividing Two Dollars and Sixty-Four cents ($2.61) by the average of the closing prices of Quintiles Common Stock on the Nasdaq National Market for the twenty-five (25) trading days immediately preceding the Closing Date (as defined in the Merger Agreement) (as adjusted correspondingly for the remaining period if during such twenty-five
(25) trading days (i) the outstanding shares of Quintiles Common Stock shall have been changed into a different number of shares or shares of a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or (ii) Quintiles shall have issued any shares of Quintiles Common Stock (other than issuances pursuant to employee benefit plans)) (such quotient, rounded to five decimal places, the "Exchange Ratio"). Any fractional share remaining after calculation of the total number of shares of Quintiles Common Stock issuable to each holder of shares of the Company's Common Stock shall be eliminated.

                  (c) Each option to purchase shares of Common Stock of the Company granted and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and pursuant to the written agreements referred to in
Section 6.11 of the Merger Agreement, be cancelled and replaced as of the Effective Time with a substitute corresponding option to purchase shares of Quintiles Common Stock as provided in such Section 6.11.

                  (d) Each share of Common Stock of Acquisition issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any act on the part of the holder thereof, be converted into and become exchangeable for one fully-paid and nonassessable share of Common Stock of the Surviving Corporation. From and after the Effective Time, each outstanding certificate which theretofore represented shares of Acquisition Common Stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of Surviving Corporation Common Stock into which such shares of Acquisition Common Stock shall have been converted.

         2.2 Payment for Shares. Upon surrender to Quintiles of each certificate representing shares of the Company's Common Stock issued and outstanding immediately prior to the Effective Time, such certificate shall forthwith be cancelled and the holder thereof shall be entitled to receive in exchange therefor the shares of Quintiles Common Stock due such holder in accordance with Section 2.1 above. Until surrendered in accordance with the provisions hereof, each such certificate shall represent for all purposes the right to receive Quintiles Common Stock on the basis provided in this Article II.

                                   ARTICLE III

            ARTICLES OF INCORPORATION, BYLAWS, DIRECTORS AND OFFICERS

         3.1 Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws of the Surviving Corporation shall be identical to the Articles of Incorporation and Bylaws of Acquisition In effect immediately prior to the Effective Time until thereafter amended as provided by law; provided, however, that the name of Acquisition shall be changed to, and the name of the Surviving Corporation shall be, "San Diego Clinical Research Associates, Inc."

         3.2 Directors and Officers The sole director of the Surviving Corporation shall be Dennis B. Gillings, Ph.D., who shall hold office until his successor shall have been elected and qualified as provided In the bylaws of the Surviving Corporation or by law. The officers of the Surviving Corporation shall be as listed below, each holding office until his or her respective successor has been duly elected and qualified as provided in the bylaws of the Surviving Corporation or by law:

         Dennis B. Gillings, Ph.D.    Chairman of the Board
         Santo J. Costa               Chief Executive Officer
         Gerald L. Klein, M.D.        President
         Sara B. Creagh               Executive Vice President and
                                        Assistant Secretary
         Rachel R. Selisker           Vice President
         Robert C. White, Ph.D.       Vice President
         Gregory D. Porter, Esq.      Vice President, General Counsel and
                                        Secretary
         Martha C. Henderson          Assistant Secretary


                                   ARTICLE IV

              SUBMISSION TO SHAREHOLDERS; TERMINATION AND AMENDMENT

         4.1 Approval by Shareholders. This Plan of Merger shall be submitted to the shareholders of each of Acquisition and the Company for their approval and shall have no force or effect unless approved by the shareholders of each of Acquisition and the Company in the manner provided by the NCBCA and the CCC, respectively.

         4.2 Termination. This Plan of Merger shall terminate automatically, whether before or after approval of the shareholders of Acquisition or the Company, if the Merger Agreement shall be terminated pursuant to Section 10.16 thereof.

         4.3 Amendment. This Plan of Merger may be amended by the parties hereto, by action taken by their respective boards of directors, at any time before or after approval hereof by the respective shareholders of Acquisition or the Company, but, after any such approval, no amendment shall be made which shall reduce the amount or change the form of the consideration to be received by the shareholders of the Company without the further approval of such shareholders. This Plan of Merger may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                                    ARTICLE V

                                  MISCELLANEOUS

         5.1 Headings. The article and section captions used herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Plan of Merger.

         5.2 Publicity. Except as otherwise required by law, none of the parties hereto shall issue any press release or make any other public statement, in each case relating to, connected with or arising out of this Plan of Merger or the matters contained herein, without obtaining the prior approval of Quintiles and the Company to the contents and the manner of presentation and publication thereof.

         5.3 Counterparts. This Plan of Merger may be executed In two or more counterparts, all of which taken together shall constitute one Instrument.

         IN WITNESS WHEREOF, Quintiles, Acquisition, and the Company have caused their respective corporate names to be hereunder subscribed by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                          QUINTILES TRANSNATIONAL CORP.


                                          By:      /s/ Sara B. Creagh
                                                   -----------------------------
                                          Name:    Sara B. Creagh
                                                   -----------------------------
                                          Title:   Executive Vice President
                                                   -----------------------------


                                          SDCRA ACQUISITION CORP.


                                          By:      /s/ Sara B. Creagh
                                                   -----------------------------
                                          Name:    Sara B. Creagh
                                                   -----------------------------
                                          Title:   Executive Vice President
                                                   -----------------------------


                                          SAN DIEGO CLINICAL RESEARCH ASSOCIATES


                                          By:      /s/ Gerald L. Klein, M.D.
                                                   -----------------------------
                                          Name:    Gerald L. Klein, M.D.
                                                   -----------------------------
                                          Title:   CEO
                                                   -----------------------------

                               ARTICLES OF MERGER
                                       OF
                             QUINTILES PACIFIC, INC.
                                       AND
                   INTERNATIONAL CLINICAL RESEARCH CORPORATION
                                      INTO
                  SAN DIEGO CLINICAL RESEARCH ASSOCIATES, INC.

         San Diego Clinical Research Associates, Inc., a North Carolina corporation (the "Surviving Corporation"), hereby submits these Articles of Merger for the purpose of merging Quintiles Pacific, Inc., a North Carolina corporation ("QPI"), and International Clinical Research Corporation, a California corporation ("ICR"), with and into the Surviving Corporation:

         1.       The Plan of Merger is attached as Exhibit A hereto.

         2. The attached Plan of Merger was duly approved in the manner prescribed by Chapter 55 of the General Statutes of North Carolina by the boards of directors and shareholders of the Surviving Corporation and QPI, and in the manner prescribed by the California Corporations Code by the board of directors and shareholder of ICR.

         3. As provided in Section 3.1 of the Plan of Merger, the name of the Surviving Corporation shall be changed to, and the name of the Surviving Corporation shall be, "Quintiles Pacific, Inc."

         4. These Articles of Merger will be effective at 12:01 a.m. on January 1, 1996.

         This the 22nd day of December, 1995.

                                                     SAN DIEGO CLINICAL RESEARCH
                                                      ASSOCIATES, INC.

                                                     By:     /s/ Dennis Gillings
                                                           ---------------------
                                                     Name: Dennis Gillings
                                                     Title: Chairman; CEO

                                                                       EXHIBIT A

                                 PLAN OF MERGER

         THIS PLAN OF MERGER is made and dated as of December ___, 1995, by and among San Diego Clinical Research Associates, Inc., a North Carolina corporation ("SDCRAI" or the "Surviving Corporation"), Quintiles Pacific, Inc., a North Carolina corporation ("QPI"), and International Clinical Research Corporation, a California corporation ("ICR").

         WHEREAS, SDCRAI, QPI, and ICR desire to effect the merger of QPI and ICR with and into SDCRAI upon the terms set forth herein; and

         WHEREAS, the boards of directors of SDCRAI, QPI, and ICR by resolution duly approved this Plan of Merger and directed that this Plan of Merger be submitted to the shareholders of SDCRAI, QPI, and ICR, respectively, for approval and adoption.

         NOW, THEREFORE, the parties hereto do hereby approve and adopt this Plan of Merger for the purpose of setting forth the terms and conditions of the merger referred to above and the mode of carrying the same into effect.

                                    ARTICLE I

                                   THE MERGER
                                   ----------

         1.1 Merger. QPI and ICR shall be merged with and into SDCRAI (the "Merger") pursuant to Article 11 of the North Carolina Business Corporation Act, as amended (the "NCBCA") and Chapter 11 of the California Corporations Code, as amended (the "CCC").

         1.2 Effective Time. The Merger shall be effected by the filing of articles of merger with the Secretary of State of North Carolina in accordance with the provisions of Article 11 of the NCBCA. In addition, a certified copy of the articles of merger shall be filed with the Secretary of State of California in accordance with the provisions of Section 1108 of the CCC. The Merger shall become effective at the time set forth in the articles of merger. The time and date when the Merger shall become effective is herein referred to as the "Effective Time."

         1.3 Effect of the Merger. At the Effective Time, the separate corporate existences of the QPI and ICR shall cease, and SDCRAI, as the Surviving Corporation, shall continue its corporate existence under the laws of the State of North Carolina and shall thereupon and thereafter possess all of the rights, privileges, immunities, powers, and franchises of each of QPI, ICR, and SDCRAI; all of the property, real, personal, and mixed, and every other asset of each of SDCRAI, QPI, and ICR shall vest in the Surviving Corporation without further act or deed; the Surviving Corporation shall assume and be liable for all the liabilities and obligations of each of SDCRAI, QPI, and ICR; and all other effects of the Merger specified in Section 55-11-06 of the NCBCA shall result therefrom.

                                   ARTICLE II

                        CONVERSION AND ISSUANCE OF SHARES
                        ---------------------------------

         2.1 Conversion of Shares.

                  (a) Each share of Common Stock of QPI issued and outstanding immediately prior to the Effective Time, shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive one share of Common Stock of the Surviving Corporation upon surrender of the certificate representing such share.

                  (b) Each share of Common Stock of ICR issued and outstanding immediately prior to the Effective Time, shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive one share of Common Stock of the Surviving Corporation upon surrender of the certificate representing such share.

                  (c) Each share of Common Stock of SDCRAI issued and outstanding immediately prior to the Effective Time, shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one fully paid and nonassessable share of Common Stock of the Surviving Corporation. From and after the Effective Time, each outstanding certificate that theretofore represented shares of SDCRAI Common Stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of Surviving Corporation Common Stock into which such shares of SDCRAI Common Stock shall have been converted. After the Surviving Corporation's name change as set forth in Section 3.1 below, the shareholder of SDCRAI shall have the right, upon surrender of the outstanding certificate or certificates, to receive a new share certificate or certificates reflecting the new name of the Surviving Corporation.

         2.2 Payment for Shares. Upon surrender to the Surviving Corporation of each certificate representing shares of QPI's and ICR's Common Stock issued and outstanding immediately prior to the Effective Time, such certificate shall forthwith be cancelled and the holder thereof shall be entitled to receive in exchange therefor the shares of Surviving Corporation Common Stock due such holder in accordance with Section 2.1 above. Until surrendered in accordance with the provisions hereof, each such certificate shall represent for all purposes the right to receive Surviving Corporation Common Stock on the basis provided in this Article II.

                                   ARTICLE III

           ARTICLES OF INCORPORATION, BYLAWS, DIRECTORS, AND OFFICERS
           ----------------------------------------------------------

         3.1 Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws of the Surviving Corporation shall be identical to the Articles of Incorporation and Bylaws of SDCRAI in effect immediately prior to the Effective Time until thereafter amended as provided by law; provided, however, that the name of SDCRAI shall be changed to, and the name of the Surviving Corporation shall be, "Quintiles Pacific, Inc."

         3.2 Directors and Officers. The director of the Surviving Corporation shall be Dennis B. Gillings, holding office until his respective successor has been duly elected and qualified as provided in the Bylaws of the Surviving Corporation or by law. The officers of the Surviving Corporation shall be as listed below, each holding office until his or her respective successor has been duly elected and qualified as provided in the Bylaws of the Surviving Corporation or by law:

         Dennis B. Gillings          Chairman of the Board of Directors

         William A. Sollecito        Chief Executive Officer

         Kevin Keim                  President

         Gerald Klein                Executive Vice President

         Vito Mangiardi              Executive Vice President

         Rachel Selisker             Vice President, Treasurer

         Gregory Porter              Vice President, Secretary, General Counsel

         Sara Creagh                 Assistant Secretary

         Martha Henderson            Assistant Secretary


                                   ARTICLE IV

                     SUBMISSION TO SHAREHOLDERS; ABANDONMENT
                     ---------------------------------------

         4.1 Approval by Shareholders. This Plan of Merger shall be submitted to the shareholders of each of SDCRAI, QPI, and ICR for their approval and shall have no force or effect unless approved by the shareholders of each of SDCRAI, QPI, and ICR in the manner provided by the NCBCA and the CCC, whichever is applicable.

         4.2 Abandonment. After approval of this Plan of Merger by the shareholders of SDCRAI, QPI, and ICR, and at any time prior to the merger's becoming effective, the boards of directors and the officers of SDCRAI, QPI, or ICR may, in their discretion, abandon the merger.

                                    ARTICLE V

                                  MISCELLANEOUS
                                  -------------

         5.1 Headings. The article and section captions used herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Plan of Merger.

         5.2 Counterparts. This Plan of Merger may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

         IN WITNESS WHEREOF, SDCRAI, QPI, and ICR have caused their respective corporate names to be hereunder subscribed by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                                 SAN DIEGO CLINICAL RESEARCH
                                                   ASSOCIATES, INC.


                                                 By: /s/ Dennis Gillings
                                                     ---------------------------
                                                     Name: Dennis Gillings
                                                     Title: Chairman


                                                 QUINTILES PACIFIC, INC.


                                                 By: /s/ William A. Sollecito
                                                     ---------------------------
                                                     Name: William A. Sollecito
                                                     Title: President


                                                 INTERNATIONAL CLINICAL
                                                   RESEARCH CORPORATION


                                                 By: /s/ Kevin Keim
                                                     ---------------------------
                                                     Name: Kevin Keim
                                                     Title: President